Exhibit 23(c)

(logo of Langdon & Company)

       Langdon & Company              223 Highway 70
       Certified Public Accountants   East Pointe, Suite 100
                                      Post Office Box 1309
                                      Garner, North Carolina 27529
                                      (919) 662-1001 - FAX (919) 662-1002

INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement of Triangle Bank Corp., Inc. on Form S-4 of our report dated January 30, 1995 relating to financial statements of Granville United Bank for the years ended December 31, 1995, 1994, and 1993 incorporated by reference in Granville United Bank's Annual Report on Form F-2 for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus/Proxy Statement, which is part of this Registration Statement.

(Sig of Langdon & Company)

Langdon & Company
June 27, 1996